ARTICLES SUPPLEMENTARY


            DREYFUS GROWTH AND VALUE FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the

"Corporation"), hereby certifies to the State Department of Assessments and

Taxation of Maryland that:

     FIRST: (1) The four hundred million (400,000,000) unissued shares of unclassified Common Stock, $.001 par value per share, with an aggregate par value of four hundred thousand dollars ($400,000), that the Corporation has authority to issue are hereby reclassified as shares of Common Stock of Dreyfus Premier Structured Large Cap Value Fund, of which one hundred million (100,000,000) of such shares shall be classified as Class A Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class B Common Stock, one hundred million (100,000,000) of such shares shall be classified as Class C Common Stock and one hundred million (100,000,000) of such shares shall be classified as Class R Common Stock of Dreyfus Premier Structured Large Cap Value Fund; and

     (2) The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one hundred million (100,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), of which such shares shall be classified as Class T Common Stock of Dreyfus Premier Structured Large Cap Value Fund. Dreyfus Premier Structured Large Cap Value Fund, together with the other investment portfolios of the Corporation, are referred to herein as the "Funds."

     SECOND: The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class R Common Stock and Class T Common Stock of Dreyfus Premier Structured Large Cap Value Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

     (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class B, Class C, Class R and Class T Common Stock of Dreyfus Premier Structured Large Cap Value Fund shall be determined separately from each other and from the other Funds and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (2) The assets attrib utable to the Class A, Class B, Class C, Class R and Class T Common Stock of Dreyfus Premier Structured Large Cap Value Fund shall be invested in the same investment portfolio of such Fund, together with the assets attributable to any other class of shares of such Fund hereinafter established.

     (3) The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes,) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

     (4) At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     (5) The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

     (6) Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

     THIRD: Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue five billion seven hundred million (5,700,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five million seven hundred thousand dollars ($5,700,000), classified as follows:

                                                                    Shares
                                                                  Authorized
Fund/Class (if applicable)

Dreyfus Aggressive Growth Fund                                     100,000,000

Dreyfus Emerging Leaders Fund                                      100,000,000

Dreyfus Premier International Value Fund/Class A shares            100,000,000

Dreyfus Premier International Value Fund/Class B shares            100,000,000

Dreyfus Premier International Value Fund/Class C shares            100,000,000

Dreyfus Premier International Value Fund/Class R shares            100,000,000

Dreyfus Premier International Value Fund/Class T shares            100,000,000

Dreyfus Large Company Growth Fund                                  100,000,000

Dreyfus Large Company Value Fund                                   100,000,000

Dreyfus Midcap Value Fund                                          100,000,000

Dreyfus Small Company Value Fund                                   100,000,000

Dreyfus Midcap Value Plus Fund                                     100,000,000

Dreyfus Premier Technology Growth Fund/Class A shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class B shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class C shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class R shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class T shares              100,000,000

Dreyfus Premier Future Leaders Fund/Class A shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class B shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class C shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class R shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class T shares                 100,000,000

Dreyfus Premier Strategic Value Fund/Class A shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class B shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class C shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class R shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class T shares                100,000,000

Dreyfus Premier Structured Midcap Fund/Class A shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class B shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class C shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class R shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class T shares              100,000,000

Dreyfus Premier Growth Fund/Class A shares                         100,000,000

Dreyfus Premier Growth Fund/Class B shares                         100,000,000

Dreyfus Premier Growth Fund/Class C shares                         100,000,000

Dreyfus Premier Growth Fund/Class R shares                         100,000,000

Dreyfus Premier Growth Fund/Class T shares                         100,000,000

Dreyfus Premier Small Company Growth Fund/Class A shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class B shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class C shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class R shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class T shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class A shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class B shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class C shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class R shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class T shares           100,000,000

Dreyfus Premier Select Growth Fund/Class A shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class B shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class C shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class R shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class T shares                  100,000,000

Dreyfus Tomorrow's Leaders Fund                                    100,000,000

Unclassified                                                       400,000,000

Total                                                            5,700,000,000


            FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is five billion eight hundred thousand (5,800,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million eight hundred thousand dollars ($5,800,000), classified as follows:
                                                                    Shares
                                                                  Authorized
Fund/Class (if applicable)

Dreyfus Aggressive Growth Fund                                     100,000,000

Dreyfus Emerging Leaders Fund                                      100,000,000

Dreyfus Premier International Value Fund/Class A shares            100,000,000

Dreyfus Premier International Value Fund/Class B shares            100,000,000

Dreyfus Premier International Value Fund/Class C shares            100,000,000

Dreyfus Premier International Value Fund/Class R shares            100,000,000

Dreyfus Premier International Value Fund/Class T shares            100,000,000

Dreyfus Large Company Growth Fund                                  100,000,000

Dreyfus Large Company Value Fund                                   100,000,000

Dreyfus Midcap Value Fund                                          100,000,000

Dreyfus Small Company Value Fund                                   100,000,000

Dreyfus Midcap Value Plus Fund                                     100,000,000

Dreyfus Premier Technology Growth Fund/Class A shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class B shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class C shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class R shares              100,000,000

Dreyfus Premier Technology Growth Fund/Class T shares              100,000,000

Dreyfus Premier Future Leaders Fund/Class A shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class B shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class C shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class R shares                 100,000,000

Dreyfus Premier Future Leaders Fund/Class T shares                 100,000,000

Dreyfus Premier Strategic Value Fund/Class A shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class B shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class C shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class R shares                100,000,000

Dreyfus Premier Strategic Value Fund/Class T shares                100,000,000

Dreyfus Premier Growth Fund/Class A shares                         100,000,000

Dreyfus Premier Growth Fund/Class B shares                         100,000,000

Dreyfus Premier Growth Fund/Class C shares                         100,000,000

Dreyfus Premier Growth Fund/Class R shares                         100,000,000

Dreyfus Premier Growth Fund/Class T shares                         100,000,000

Dreyfus Premier Structured Midcap Fund/Class A shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class B shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class C shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class R shares              100,000,000

Dreyfus Premier Structured Midcap Fund/Class T shares              100,000,000

Dreyfus Premier Small Company Growth Fund/Class A shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class B shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class C shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class R shares           100,000,000

Dreyfus Premier Small Company Growth Fund/Class T shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class A shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class B shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class C shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class R shares           100,000,000

Dreyfus Premier Select Midcap Growth Fund/Class T shares           100,000,000

Dreyfus Premier Select Growth Fund/Class A shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class B shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class C shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class R shares                  100,000,000

Dreyfus Premier Select Growth Fund/Class T shares                  100,000,000

Dreyfus Tomorrow's Leaders Fund                                    100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class A shares     100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class B shares     100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class C shares     100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class R shares     100,000,000

Dreyfus Premier Structured Large Cap Value Fund/Class T shares     100,000,000


Total                                                             5,800,000,000


            FIFTH: The Corporation is registered as an open-end investment company under the 1940 Act.

            SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

            IN WITNESS WHEREOF, Dreyfus Growth and Value Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.


                                          DREYFUS GROWTH AND VALUE FUNDS, INC.


                                          By:
                                             Mark N. Jacobs
                                             Vice President

WITNESS:


________________________________
Michael A. Rosenberg
Secretary